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Exhibit 32

JetBlue Airways Corporation

SECTION 1350 CERTIFICATIONS

        In connection with the Annual Report on Form 10-K of JetBlue Airways Corporation for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on February 11, 2004 (the "Report"), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date: February 11, 2004	By:	/s/ DAVID G. NEELEMAN David G. Neeleman Chief Executive Officer
Date: February 11, 2004	By:	/s/ JOHN D. OWEN John D. Owen Executive Vice President and Chief Financial Officer

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  Exhibit 32
JetBlue Airways Corporation SECTION 1350 CERTIFICATIONS